EXHIBIT 99.2

Cendant Plans Initial Public Offering of its Wright Express Subsidiary;
Proceeds of Over $1 Billion Anticipated

Cendant Continues its Strategy to Simplify Operations and
Sharpen Focus on Core Travel and Real Estate Businesses

Previously Announced Spin-off of Mortgage and Fleet Operations Anticipated to Occur by February 2005; Timing of Previously Disclosed Marketing Services Division Disposition Targeted for Third Quarter 2005

Cendant Initiates EPS Guidance for 2005 and 2006, Reflecting Planned Disposition of Businesses

Company Expects Earnings Per Share from Continuing Operations Between $1.35 and $1.45 for 2005 and Between $1.62 and $1.72 for 2006

Cendant to Host its Annual Institutional Investor Conference on December 1, 2004

NEW YORK, November 23, 2004 - Cendant Corporation (NYSE:CD) today announced that a registration statement has been filed with the Securities and Exchange Commission for the sale by Cendant of 100% of its ownership interest in its Wright Express subsidiary in a planned initial public offering. Cendant anticipates that it will receive more than $1.0 billion in proceeds from the disposition of Wright Express, consisting of offering proceeds and other distributions from Wright Express related to the offering. Wright Express will not receive any proceeds from the offering unless the underwriters’ over-allotment option is exercised. JPMorgan, Credit Suisse First Boston and Merrill Lynch & Co. are serving as joint book-running managers of the offering. The initial public offering is expected to take place in March 2005.

Cendant also anticipates that its previously announced spin-off of the mortgage and fleet operations of PHH Corporation to Cendant shareholders will occur by February 2005. Cendant shareholders will continue to directly benefit from the earnings of these businesses through their ownership of PHH shares subsequent to the spin-off. Additionally, the Company reconfirmed its previously disclosed intent to dispose of its non-core Marketing Services Division, including its Progeny Marketing Innovations, Trilegiant and Cims businesses, and anticipates the disposition of the division to take place in the third quarter of 2005.

Upon their respective dispositions, Cendant’s fleet management business and Wright Express will become discontinued operations pursuant to generally accepted accounting principles (“GAAP”).  It is anticipated that GAAP will require the Marketing Services Division to be classified as a discontinued operation once the disposition plans are finalized and approved by Cendant’s Board of Directors.  Cendant Mortgage is not expected to be a discontinued operation due to the anticipated ongoing joint venture between that business and Cendant.

Cendant’s President and Chief Financial Officer Ronald L. Nelson stated: “An important transitional year, 2005 will represent the culmination of our efforts to re-position the company as we simplify our business mix and focus solely on our core real estate and travel verticals. We began this process with the successful IPO of Jackson Hewitt, redeploying those proceeds into the acquisition of Orbitz, and positioning Cendant as a leader in online travel. With the disposition of these additional operating units in 2005 as well as the spin-off of the mortgage and fleet businesses, we will not only accomplish our strategic goals, but will also enable redeployment of capital to grow our core businesses, repurchase stock and, subject to board approval, periodically increase the regular quarterly dividend.

“Inevitably, the timing of transactions and redeployment of capital will create some uncertainty in the 2005 earnings per share forecast. Nevertheless, we expect that our core real estate and travel businesses will generate organic revenue and pre-tax income growth next year. We currently anticipate that 2006 results will begin to reflect the benefits from our strategic repositioning and capital redeployment. Accordingly, we expect 2006 EPS to increase 15% to 20% over 2005.”

Cendant reiterated its previously announced 2004 projected earnings per share from continuing operations (“EPS”) of $1.70 - $1.71, which includes a $0.10 tax benefit recorded in the first quarter. Assuming that Cendant’s fleet management business, Wright Express business, and Marketing Services Division were recast as discontinued operations pursuant to GAAP, 2004 EPS would be projected to be $1.31 - $1.32. The following table reconciles the two aforementioned 2004 EPS projections.

EPS
2004 Projected EPS	$1.70 - $1.71
Adjusted to Remove:
Marketing Services Earnings	(0.18)
Wright Express Earnings	(0.05)
Fleet Business Earnings and Related Items	(0.06)
One-Time Tax Benefit Related to Trilegiant	(0.10)
2004 Pro Forma Projected EPS	$1.31 - $1.32

The table above and the resulting pro forma EPS range do not reflect the impact of the spin-off of the Mortgage business as it will not be afforded discontinued operations treatment for 2004 and therefore is still included in 2004 pro forma EPS. If the Mortgage business were recast as a discontinued operation, pro forma projected EPS for 2004 would be forecast at $1.27 - $1.28.

Cendant also said that it expects EPS for 2005 to be between $1.35 and $1.45, growing in 2006 to between $1.62 and $1.72. A higher GAAP federal income tax rate adversely impacts the 2005 EPS estimate by approximately $0.02, although the Company does not expect to be a cash federal taxpayer in 2005. This estimate also reflects lower mortgage earnings due to the spin-off of the mortgage operations of PHH, as only the Company’s share of the income from its planned joint venture with PHH is included in 2005 results. The projections for 2005 do not take into consideration earnings from disposed units prior to the date of disposition (estimated to be $0.11), which are expected to be reported as discontinued operations. Additionally, the 2005 projections do not consider the impact of non-recurring and unusual gains and charges related to the spin-off and disposition of assets which, in aggregate, may positively impact EPS. Financial projections and management initiatives for 2005 for Cendant and PHH will be more fully reviewed at the Company’s annual Institutional Investor Day conference to be held on Wednesday, December 1, 2004 in New York City.

Institutional investors who are interested in attending the conference are invited to contact the Company’s Investor Relations department at 212-413-1845. Cendant’s investor conference can be accessed by all investors via a live audio and video Web cast at www.cendant.com from 8:45 a.m. to 3:15 p.m. EDT on December 1 and will also be archived within the Investor Center of the Company’s Web site. Downloadable copies of the slides will also be available on the Web site. For those interested investors without Web access, a copy of the slides may be obtained by contacting Cendant Investor Relations after December 1.

A registration statement relating to the shares of Wright Express common stock has been filed with the Securities and Exchange Commission but has not yet become effective. The shares of Wright Express common stock may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the shares of Wright Express common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A copy of the prospectus relating to the shares of Wright Express common stock may be obtained, when available, from J.P. Morgan Securities Inc., Prospectus Department, One Chase Manhattan Plaza, New York, NY 10081 (Telephone: (212) 552-5164); Credit Suisse First Boston LLC, Prospectus Department, One Madison Avenue, Level 1B, New York, New York 10010 by faxing a request to (212) 325-8057; or Merrill Lynch & Co. at 4 World Financial Center, New York, New York 10080 (Telephone: (212) 449-1000).

We can give no assurances that the Wright Express initial public offering will be consummated. Prior to consummating the initial public offering, Cendant and Wright Express will need to complete the negotiation of the financial and other terms, including the initial public offering price. In addition, consummation of the initial public offering is subject to market conditions and other factors outside of the control of Cendant and Wright Express.

Statements about future results made in this release, including the projections, the planned spin-off of PHH Corporation and the pending initial public offering of Wright Express, and the statements attached hereto constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Cendant’s Form 10-Q for the quarter ended September 30, 2004 and Form 8-K dated October 13, 2004 regarding the spin-off of PHH Corporation.

Such forward-looking statements include projections. Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts, nor have such projections been audited, examined or otherwise reviewed by independent auditors of Cendant or its affiliates. In addition, such projections are based upon many estimates and are inherently subject to significant economic, competitive and other uncertainties and contingencies, including but not limited to the impact of war or terrorism, which are beyond the control of management of Cendant and its affiliates. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by Cendant or its affiliates that the projections will prove to be correct.

About Cendant Corporation
Cendant is primarily a provider of travel and residential real estate services. With approximately 90,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company’s Web site at www.cendant.com or by calling 877-4-INFOCD (877-446-3623).

About Wright Express
Wright Express is a leading provider of payment processing and information management services to the U.S. commercial and government vehicle fleet industry. Wright Express currently processes transactions for over 270,000 commercial and government vehicle fleets with more than 3.8 million vehicles. Wright Express employs approximately 610 people in South Portland, Maine and Salt Lake City, Utah. For more information about Wright Express, please visit www.wrightexpress.com.

Media Contacts:	Investor Contacts:

Cendant Corporation Elliot Bloom 212-413-1832	Sam Levenson 212-413-1834
Henry A. Diamond 212-413-1920